UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

Goldman Sachs Middle Market Lending Corp. II

(Exact name of registrant as specified in its charter)

Delaware	000-56369	87-3643363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4702

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 – Regulation FD Disclosure.

On October 18, 2022, Goldman Sachs Middle Market Lending Corp. II (the “Company”) disclosed the below information:

Recent Investment Activity

From August 30, 2022 to October 12, 2022, the Company made new investment commitments of $50.4 million. The new investment commitments comprised first lien debt, made in four new Portfolio Companies.

Set forth below is a brief description of the Company’s investment activity during the period from August 30, 2022 to October 12, 2022:

New Investment Commitments:

Computer Services Inc. (“CSI”)

Founded in 1965, CSI is a leading provider of core bank processing software, regulatory compliance software and managed services solutions to US financial institutions. CSI has more than 2,000 customers, primarily consisting of community and small banks with $100 million to $1 billion in assets. In August 2022, the Company provided a $15.9 million unitranche term loan to CSI. The foregoing first lien loan bears interest at a rate of SOFR plus 6.75% (subject to a 1.00% SOFR floor) per year and matures in 2029.

CoreTrust Purchasing Group LLC (“CoreTrust”)

CoreTrust is a leading general-purpose group purchasing organization for private equity portfolio companies. In September 2022, the Company provided a $1.9 million revolver, a $13.3 million first lien term loan and a $1.9 million first lien delayed draw term loan to Coretrust. The foregoing first lien loans bear interest at a rate of SOFR plus 6.75% (subject to a 0.75% SOFR floor) per year and mature in 2029.

CST Buyer Company (“Intoxalock”)

Intoxalock is a provider of ignition interlock devices, which are required to be installed in vehicles of offenders convicted of driving under the influence (“DUI”) per state regulations to reduce DUI recidivism. In September 2022, the Company provided a $0.6 million revolver and a $6.8 million first lien term loan to Intoxalock. The foregoing first lien loans bear interest at a rate of SOFR plus 6.75% (subject to a 1.00% SOFR floor) per year and will mature in 2028.

Zarya HoldCo, Inc. (“iOFFICE”)

iOFFICE is a provider of integrated workplace management system software that helps corporate real estate professionals, facilities managers and other enterprise leaders track, interact with and manage corporate assets. iOFFICE also provides workplace meeting room and desk scheduling software, primarily to customers that operate businesses globally. In September 2022, the Company provided a $0.9 million revolver and a $9.1 million first lien term loan to iOFFICE. The foregoing first lien loans bear interest at a rate of SOFR plus 6.50% (subject to a 1.00% SOFR floor) per year and will mature in 2027.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Middle Market Lending Corp. II (Registrant)

Date: October 18, 2022	By:	/s/ Alex Chi
Name: Alex Chi
Title: Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
Name: David Miller
Title: Co-Chief Executive Officer and Co-President